As filed with the United States Securities and Exchange Commission on November 7, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE HAIN CELESTIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-3240619
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

221 River Street, 12th Floor Hoboken, New Jersey	07030
(Address of Principal Executive Offices)	(Zip Code)

THE HAIN CELESTIAL GROUP, INC. 2022 LONG TERM INCENTIVE AND STOCK AWARD PLAN, AS AMENDED

(Full title of the plan)

Kristy M. Meringolo

The Hain Celestial Group, Inc.

221 River Street, 12th Floor

Hoboken, New Jersey 07030

(516) 587-5000

(Name, address, telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On October 31, 2024, the shareholders of The Hain Celestial Group, Inc. (the “Company” or the “Registrant”) approved a proposal (the “Proposal”) to increase the number of shares of common stock, $.01 par value per share (“Common Stock”) authorized to be issued under The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan (the “Plan”) by 3,750,000 shares (the “Additional Shares”).

This Registration Statement on Form S-8 (this “Registration Statement”) is filed pursuant to General Instruction E of Form S-8 for the purpose of registering the Additional Shares. In accordance with General Instruction E of Form S-8, the content of the Registrant’s previously filed Registration Statement on Form S-8 (File No. 333-268439), as filed with the Securities and Exchange Commission (the “SEC”) on November 17, 2022, is hereby incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents that have been filed by the Registrant with the SEC pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated herein by reference:

(a)	the Registrant’s Registration Statement on Form S-8, as filed with the SEC on November 17, 2022 (File No. 333-268439);

(b)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024 (the “Annual Report”);

(c)	the Registrant’s Definitive Proxy Statement on Schedule 14A filed on September 19, 2024 (solely those portions that were incorporated by reference into the Annual Report);

(d)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024;

(e)	the Registrant’s Current Reports on Form 8-K filed on August 19, 2024 and November 5, 2024; and

(f)	the description of the Registrant’s securities contained in Exhibit 4.2 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 8. Exhibits.

The exhibits filed as part of this Form S-8 are listed on the following Exhibit Index, which is incorporated herein by reference.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1

Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021 filed with the SEC on August 26, 2021).

4.2

The Hain Celestial Group, Inc. Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 9, 2023).

4.3

Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Amendment 1 to the Company’s Registration Statement on Form S-4 (Commission File No. 333-33830) filed with the SEC on April 24, 2000).

5.1	Opinion of Simpson Thacher & Bartlett LLP.

10.1*

The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan (incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement on Form S-8 filed with the SEC on November 17, 2022).

10.2*

First Amendment to The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 5, 2024).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Simpson Thacher & Bartlett LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

107.1	Filing fee table.

*	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoboken, State of New Jersey, on November 7, 2024.

THE HAIN CELESTIAL GROUP, INC.

By:	/s/ Kristy M. Meringolo
Name:	Kristy M. Meringolo
Title:	Chief Legal and Corporate Affairs Officer, Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Wendy P. Davidson, Lee A. Boyce and Kristy M. Meringolo his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this Registration Statement on Form S-8 (including, without limitation, any additional registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his or her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Wendy P. Davidson	President, Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2024
Wendy P. Davidson

/s/ Lee A. Boyce	Chief Financial Officer (Principal Financial Officer)	November 7, 2024
Lee A. Boyce

/s/ Michael J. Ragusa	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 7, 2024
Michael J. Ragusa

/s/ Dawn M. Zier	Chair of the Board	November 7, 2024
Dawn M. Zier

/s/ Neil Campbell	Director	November 7, 2024
Neil Campbell

/s/ Celeste A. Clark	Director	November 7, 2024
Celeste A. Clark

/s/ Shervin J. Korangy	Director	November 7, 2024
Shervin J. Korangy

/s/ Alison E. Lewis	Director	November 7, 2024
Alison E. Lewis

/s/ Michael B. Sims	Director	November 7, 2024
Michael B. Sims

/s/ Carlyn R. Taylor	Director	November 7, 2024
Carlyn R. Taylor